CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-AUG-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-AUG-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-JUL-02
                                              LOCK-OUT DATE:         FEB-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 2,024,913.72        241,783.35        153,733.65      274,380.98

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    439,805.95
    (B) PARTIAL PREPAYMENTS RECEIVED                               246,241.09
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,250,735.79
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)          0.00
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    1,936,782.83              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                           88,130.89        241,783.35        153,733.65        274,380.98
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         88,130.89        241,783.35        153,733.65        274,380.98

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         53,177,658.88     60,826,000.00     33,061,000.00     50,733,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 1,936,782.83              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             51,240,876.05     60,826,000.00     33,061,000.00     50,733,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          251,258.07     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.80534492
    SECTION 6.02 REIMBURSEMENT AMOUNT                                2,867.32     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           254,125.39     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                    59,557.17         59,724.93         51,526.80        102,255.30

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                           59,557.17         59,724.93         51,526.80        102,255.30
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         59,557.17         59,724.93         51,526.80        102,255.30

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           63,626,000.00           1.9888%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           60,826,000.00           4.7700%
    REIMBURSEABLE FEES                                          33,061,000.00           5.5800%
                                                                50,733,000.00           6.4900%
 TOTAL FEES DUE SERVICER                                        10,066,000.00           7.1000%
                                                                10,066,000.00           7.1200%
                                                                 8,808,000.00           7.0200%
                                                                14,470,089.00           8.4800%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -

(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)

 TOTAL PRINCIPAL DISTRIBUTION
                                                                 1,031,093.07
(C) INTEREST DISTRIBUTION                                        1,729,639.06
    UNPAID INTEREST SHORTFALL

TOTAL INTEREST DISTRIBUTION
                                                                                      When                 VMF SPC
(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE          1,936,782.73            239,270,965.05
    LESS: PRINCIPAL DISTRIBUTION                                                      is less than
                                                                                         251,656,089.00
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE                                                0.10
                                                                                          25,165,608.90
(E) FEES DUE SERVICER                                                                 We can prepay
    MONTHLY SERVICING FEE                                                       Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                               Class A-1   1.989%    53,177,658.88   1,057,571
    SECTION 6.02 REIMBURSEMENT AMOUNT                               Class A-2   4.770%    60,826,000.00   2,901,400
    REIMBURSEABLE FEES                                              Class A-3   5.580%    33,061,000.00   1,844,804
                                                                    Class A-4   6.490%    50,733,000.00   3,292,572
 TOTAL FEES DUE SERVICER                                            Class A-5   7.100%    10,066,000.00     714,686
                                                                    Class A-6   7.120%    10,066,000.00     716,699
                                                                    Class B-1   7.020%     8,808,000.00     618,322
                                                                    Class B-2   8.480%    14,470,089.00   1,227,064

                                                                                         241,207,747.88  12,373,117  5.13%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-AUG-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-AUG-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-JUL-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               175      6,300,377       31-59 Days Delinquent       88        3,208,366
    60-89 Days Delinquent                                37      1,372,382       60-89 Days Delinquent       25          934,579
    90+ Days Delinquent                                  26      1,105,914       90+ Days Delinquent         24        1,116,264

    3-Month Avg Thirty-Day Delinquency Ratio           3.16%                     3-Month Avg Thirty-Day Delinquency Ratio   1.74%
    3-Month Avg Sixty-Day Delinquency Ratio            0.85%                     3-Month Avg Sixty-Day Delinquency Ratio    0.66%


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 698,545.99           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount  116,242
(J) Principal Balance of Contracts in Repossession              791,406.30        Cumulative Acquisition Loss Amount     163,650

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.27%
                                                                                  Cumulative Realized Loss Ratio    0.07%
(L) (x) Class B-2 Formula Distribution Amount                   102,255.30
    (y) Remaining Amount Available                              800,801.29
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    8      288,391.40

(Q) Principal Prepayments Paid                                1,496,976.88

(R) Scheduled Principal Payments                                439,805.95

(S) Weighted Average Interest Rate                                   10.17%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,476,208.19
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            653,095.65

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,820.12
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         508.85

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                171,697.45
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           40,388.08


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 251,258.07
   (iv)  Reimbursable Liquidation Expenses                                       2,867.32
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             254,125.39

Available Distribution Amount-Vanderbilt                                     3,053,205.47
Available Distribution Amount-Subservicer-21st                                 613,216.42

To Class A And B                                                             2,967,875.90

Monthly Excess Cashflow                                                        698,545.99

Weighted Average Remaining Term (Months)                                           219.00

  Scheduled Balance Computation

  Prior Month Balance                                                      241,207,747.88


  Current Balance                                     239,337,915.37
     Adv Principal                                         47,675.25
     Del Principal                                        114,625.57
  Pool Scheduled Balance                                                   239,270,965.05


  Principal Payments In Full                            1,250,735.79
  Partial Prepayments                                     246,241.09

  Scheduled Principal                                     439,805.95

  Collateral Balance                                                       239,337,915.37
